Exhibit 32.2

CERTIFICATION

I, Lauren P. Silvernail, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that the Quarterly Report of ISTA Pharmaceuticals, Inc. on Form 10-Q for the quarterly periods ended September 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q for the periods ended September 30, 2011 fairly presents in all material respects the financial condition and results of operations of ISTA Pharmaceuticals, Inc.

Date: November 4, 2011	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development
(Principal Financial Officer)

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.